UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant  (X)
Check the appropriate box:
( ) Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)  (2)
(X) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to ss. 260.14a(11)(c) or ss. 240.14a-12

                             Sybron Chemicals Inc.
                (Name of Registrant as Specified in its Charter)

                                      N/A
    (Name of Person(s) filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
(X)  No fee required
( )  Fee computed on table below per Exchange Act Rules 14a(6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                              SYBRON CHEMICALS INC.
                                 Birmingham Road
                          Birmingham, New Jersey 08011
                                 (609) 893-1100
                           ___________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1999
                         ______________________________

     The Annual Meeting of Stockholders of Sybron Chemicals Inc. (the "Company") will be held on Friday, May 28, 1999, at 2:00 P.M. local time, at The Country House, 122 South Pemberton Road, Pemberton, New Jersey 08068, for the following purposes:

1. To elect one Class III Director to serve until the annual meeting of Stockholders to be held in 2002 and until their successors shall be duly elected and qualified.

2. To consider and act upon the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the 1999 fiscal year.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on April 1, 1999 has been fixed as the record date for the meeting. All stockholders of record at that time are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the meeting. The Board of Directors urges you to date, sign and return promptly the enclosed proxy to give voting instructions with respect to your shares of Common Stock. This proxy is solicited by the Board of Directors of the Company. The return of the proxy will not affect your right to vote in person if you do attend the meeting. A copy of the Company's Annual Report is also enclosed.

                                           By Order of the Board of Directors,



                                           STEVEN F. LADIN
                                           Secretary
Birmingham, New Jersey
April 28, 1999

                              SYBRON CHEMICALS INC.

                                 Birmingham Road
                          Birmingham, New Jersey 08011
                                 (609) 893-1100
                            ________________________

                                 PROXY STATEMENT
                            ________________________


     The enclosed proxy is solicited by the Board of Directors of Sybron Chemicals Inc. (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Friday, May 28, 1999, at 2:00 P.M. local time, at The Country House, 122 South Pemberton Road, Pemberton, New Jersey 08068, and any adjournment or postponement thereof. This proxy statement, the foregoing notice and the enclosed proxy are being mailed to stockholders on or about April 28, 1999.

     The Board of Directors does not intend to bring any matters before the Meeting other than the matters specifically referred to in the notice of the Meeting, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the Meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment in such matters.

     In the absence of instructions, the shares represented at the Meeting by the enclosed proxy will be voted "FOR" the nominee of the Board of Directors in the election of one director; "FOR" the approval of PricewaterhouseCoopers LLP as the Company's independent auditors for the 1999 fiscal year; and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holders. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.


                                QUORUM AND VOTING

     The presence, in person or by proxy, of stockholders entitled to cast a majority of the votes that stockholders are entitled to cast in the election of a director and on the selection of PricewaterhouseCoopers LLP as the Company's independent auditors, shall constitute a quorum. Each of those matters submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting.

     At the close of business on April 1, l999, the record date, the Company had outstanding 5,724,843 shares of Common Stock, par value $.0l per share. On all matters voted upon at the Meeting and any adjournment or postponement thereof, each record holder of Common Stock will be entitled to one vote per share.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the holdings of each stockholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 5% of the Company's Common Stock at the close of business on April 21, 1999. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares.

                                                  Amount            Percent of
                                               Beneficially         Outstanding
Name and Address of Beneficial Owner               Owned              Shares*

399 Venture Partners, Inc...................    2,025,000(1)           35.20
Citibank, N.A.
Citicorp
399 Park Avenue
New York, NY  10043

Mario Joseph Gabelli........................    1,148,600(2)           19.96
Gabelli Associates Fund
Gabelli Performance Partnership
One Corporate Center
Rye, NY  10580-1434

Richard M. Klein............................      491,877(3)            8.81
P.O. Box 66
Birmingham, NJ  08011

Mentor Partners, L.P........................      332,400(4)            5.78
499 Park Avenue
New York, NY  10022


*Based on outstanding shares as of March 15, 1999 as reported on the Company's 10-K.

(1) Based on a Schedule 13G/A, filed with the Securities and Exchange Commission (the "Commission") as of February 10, 1999, which states that the address of each of 399 Venture Partners, Inc. ("399 Venture"), Citibank, N.A. ("Citibank") and Citicorp is 399 Park Avenue, New York, New York 10043; that 399 Venture is the record and beneficial owner of 2,025,000 shares of Common Stock and has sole ownership of and voting and dispositive powers over such shares; that 399 Venture is a wholly owned subsidiary of Citibank; that Citibank is a wholly owned subsidiary of Citicorp; and that Citibank and Citicorp own no shares of Common Stock directly.

(2) Based on a Schedule  13D/A,  filed with the  Commission as of April 21,
1999 by Gamco Investors, Inc. ("GAMCO"), Gabelli Funds, LLC. ("GFL"), Gabelli Associates Fund ("Gabelli Associates"), Gabelli International Limited ("GIL"), Gabelli Performance Partnership L.P. ("GPP"), Gabelli Advisers, Inc. ("Gabelli Advisers"), Gabelli Foundation, Inc. ("Foundation"),Gabelli Funds, Inc. ("GFI"), Gabelli Asset Management, Inc. ("GAMI"), Marc J. Gabelli and Mario J. Gabelli, which states that each of the following entities or individuals has sole voting and dispositive power over the number of shares of the Company's Common Stock listed next to its or his name: GAMCO -- 793,000 shares (13.78% of Common Stock outstanding), GFL -- 263,000 shares (4.57% of Common Stock outstanding), Gabelli Associates -- 9,500 shares (0.17% of Common Stock outstanding), GIL -- 42,000 shares (0.73% of Common Stock outstanding), GPP -- 33,400 shares (0.58% of Common Stock outstanding), Gabelli Advisers -- 5,600 shares (0.1% of Common Stock outstanding), Foundation -- 2,000 shares (.03% of Common Stock outstanding), GFI -- 0 shares (0.0% of Common Stock outstanding), Marc J. Gabelli -- 0 shares (0.0% of Common Stock outstanding), GAMI - 0 shares (0.0% of Common Stock outstanding), Mario J. Gabelli -- 0 shares (0.0% of Common Stock outstanding); that the address of GFI, GAMI, GAMCO, Gabelli Advisers and Gabelli Associates is One Corporate Center, Rye, New York, 10580-1434, the address of Foundation is 165 West Liberty Street, Reno, Nevada 89501, the address of GPP is 401 Theodore Fremd Ave., Rye, New York 10580, and the address of GIL is c/o MeesPicrson (Cayman) Limited, British American Centre, Dr. Roy's Drive -- Phase 3, George Town, Grand Cayman, British West Indies; that the reporting persons do not admit that they constitute a group; that Mario J. Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of the reporting persons other than Marc J. Gabelli; and that GFI and GAMI are deemed to have beneficial ownership of the shares beneficially owned by each of the reporting persons other than Mario J. Gabelli, Marc J. Gabelli and the Foundation.

(3) Shares issuable pursuant to options exercisable within 60 days of April 1, 1999 are deemed to be beneficially owned;

accordingly, the amount beneficially owned by Richard M. Klein includes 16,500 shares of Common Stock underlying options held by him.

(4) Based on a Schedule 13F, filed with the Commission as of February 1, 1999, by Mentor Partners, L.P. ("Mentor") which states that the address of Mentor is 500 Park Avenue, New York, New York 10022 and that Mentor owns beneficially and has sole voting power and sole dispositive power over 332,400 shares of Common Stock.


                              MANAGEMENT OWNERSHIP

     The following table sets forth certain information regarding the Common Stock beneficially owned by the Company's Chief Executive Officer, by each director and nominee for director of the Company, by each of the Company's four other most highly compensated executive officers and by all directors and executive officers of the Company as a group, at the close of business on March 15, 1999. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

                                                     Amount       Percent of
                                                  Beneficially    Outstanding
                                                    Owned(1)        Shares(1)
                                                    --------        ---------
Name of Beneficial Owner
------------------------
Richard M. Klein.................................   491,877           8.8
Kirk  P. Pond....................................     1,200            *
Fred  P. Rullo, Jr...............................         0            *
Paul C. Schorr, IV...............................     3,720            *
John H. Schroeder................................    74,543           1.3
Stephen R. Adler.................................    22,133            *
Peter de Bruijn.  ...............................    16,961            *
Albert  L. Eilender..............................    17,829            *
All directors and executive officers as a
  group (13 persons).............................   636,054          11.1
__________________
*Represents less than 1% of the Company's outstanding shares of Common Stock.

     (1) Shares issuable pursuant to options exercisable within 60 days of April 1, 1999 are deemed to be beneficially owned; accordingly, the amount beneficially owned includes the following number of shares of Common Stock underlying options held by the following individuals:
          Richard M. Klein 16,500 shares, Kirk. P. Pond 1,200 shares, Paul C. Schorr, IV 3,720, John H. Schroeder 15,300 shares, Stephen R. Adler 8,000 shares, Peter de Bruijn 10,875 shares, and Albert L. Eilender 10,000 shares; and all directors and executive officers as a group 68,620 shares.
                                       -4-

                        BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed under the direction of its Board of Directors. The Board meets on a regularly scheduled basis during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. During the year ended December 31, 1998, the Board of Directors met six times. During 1998, each of the directors was in attendance at no less than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he served. The Company has the following standing committees of the Board of Directors whose present members are as identified below:

     Audit and Compensation Committee. The Audit and Compensation Committee (the "Committee") reviews and recommends to the Board of Directors the independent auditors to be selected to audit the books of the Company and the proposed scope of the audit to be performed by such independent auditors and reviews such audit, including the opinion and any comments or recommendations of the independent auditors. The Committee also reviews with the independent auditors and with the financial management of the Company the adequacy and effectiveness of the internal controls of the Company and reviews the practices and procedures adopted by the Company to ensure compliance with the applicable laws and regulations. In addition, the Committee approves the compensation of the Executive Officers of the Company and serves as the Committee described in the Company's 1992 Stock Option Plan to operate and administer the Plan solely with respect to persons who are Principal Officers as defined therein. The Committee met one time during 1998. The members of the Committee are Kirk P. Pond (Chairman), Fred P. Rullo, Jr. and Paul C. Schorr, IV.

     Stock Option Plan Committee. The Stock Option Plan Committee serves as the Committee described in the Company's 1992 Stock Option Plan to operate and administer the Plan solely with respect to persons who are not Principal Officers as defined therein. The Stock Option Plan Committee did not meet during 1998. Its members are Richard M. Klein (Chairman) and John H. Schroeder.

     Executive Committee. The Executive Committee was established to perform such duties as the Board of Directors from time to time may direct. The Executive Committee did not meet during 1998. Its members are Richard M. Klein (Chairman), Paul C. Schorr, IV and John H. Schroeder.


Compensation of Directors

     Each member of the Board of Directors who is not an employee of the Company is automatically granted options to acquire 4,000 shares of common stock on the first business day of each year at the current market price. In addition, during 1998 directors of the Company who were not employees or affiliates of Citicorp Investments Inc. were paid a standard fee of (a) $750 for each meeting of the Board of Directors that such director attends, and (b) $500 for each meeting of a committee of the Board of Directors that such Director attends. Such Directors are also entitled to reimbursement of reasonable travel expenses incurred while attending meetings of the Board of Directors or any of its committees.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes certain information for each of the last three fiscal years concerning the cash compensation paid by the Company, as well as certain other compensation paid to or accrued for 1998, 1997 and 1996, to the Company's Chief Executive Officer and to each of the Company's other four most highly compensated executive officers:


                               Annual Compensation                           Long Term Compensation
                                                                                     Awards
                       -------------------------------------     --------------------------------------------
                                                                                                       All
                                                     Other                                             Other
     Name and                                        Annual      Restricted   Securities   LTIP       Compen-
     Principal                Salary      Bonus     Compensa-       Stock     Underlying   Pay-       sation
     Position          Year     ($)        ($)      tion($)      Award(s)($)   Options     outs($)    ($)(4)

Richard M. Klein       1998   286,039    96,391(1)     --            --            --       --        45,154
President and Chief    1997   272,500   339,736(2)     --            --            --       --        36,416
Executive Officer      1996   264,560   176,959(3)     --            --        25,500       --        23,931

Albert L. Eilender     1998   182,002    30,246(1)     --            --            --       --        21,564
Executive Vice         1997   204,000   181,442(2)     --            --            --       --        17,780
President, Corporate   1996   125,769    76,630(3)     --            --        25,000       --        27,373
Development

John H. Schroeder      1998   175,449    41,877(1)     --            --            --       --        21,727
Executive Vice         1997   166,055   141,256(2)     --            --            --       --        18,968
President,             1996   158,795    79,037(3)     --            --        22,500       --        15,646
Environmental
Products and Services

Peter de Bruijn        1998   138,792    33,847(1)     --            --            --       --        60,767
Managing Director-     1997   125,810   101,268(2)     --            --            --       --        60,359
Europe Division        1996   146,932    59,179(3)     --            --        10,625       --        48,362

Stephen R. Adler       1998   101,328    19,734(1)     --            --            --       --        12,077
Vice President,        1997    96,967    62,236(2)     --            --            --       --        10,914
Human Resources        1996    93,333    10,256(3)     --            --        12,500       --         9,038

___________________

(1) Consists of bonuses earned during 1998 and paid in 1999 pursuant to the Company's Executive Bonus Plan (the "Bonus Plan"). These bonuses were paid in the form of Common Stock and cash in the following amounts: Richard M. Klein 7,711 shares of Common Stock and $3 cash, Albert L. Eilender
    2,419 shares of Common Stock and $8 cash, John H. Schroeder 3,350 shares of Common Stock and $2 cash, Peter de Bruijn Bruijn 1,840 shares of Common Stock and $16,099 cash and Stephen R. Adler 1,578 shares of Common Stock and $9 cash. The closing price of the Common Stock on the date the Bonus Plan shares were issued was $12.50. For a description of the determination of the number of shares issued see: "Report of the Audit and Compensation Committee on Executive Compensation".

(2) Consists of bonuses earned during 1997 and paid in 1998 pursuant to the Company's Executive Bonus Plan (the "Bonus Plan"). These bonuses were paid in the form of Common Stock and cash in the following amounts: Richard M. Klein 6,856 shares of Common Stock and $108,346 cash, Albert L. Eilender 3,758 shares of Common Stock and $54,609 cash, John H. Schroeder 2,639 shares of Common Stock and $52,190 cash, Peter de Bruijn 708 shares of Common Stock and $77,373 cash and Stephen R. Adler 1,167 shares of Common Stock and $25,850 cash. The closing price of the Common Stock on the date the Bonus Plan shares were issued was $33.75. For a description of the determination of the number of shares issued see: "Report of the Audit and Compensation Committee on Executive Compensation".

(3) Consists of bonuses earned during 1996 and paid in 1997 pursuant to the Company's Executive Bonus Plan (the "Bonus Plan"). These bonuses were paid in the form of Common Stock and cash in the following amounts: Richard M. Klein 4,276 shares of Common Stock and $103,198 cash, Albert L. Eilender 2,432 shares of Common Stock and $34,678 cash, John H. Schroeder 1,381 shares of Common Stock and $55,215 cash, Peter de Bruijn 635 shares of Common Stock and $48,225 cash and Stephen R. Adler 728 shares of Common Stock and $24,677 cash. The closing price of the Common Stock on the date the Bonus Plan shares were issued was $17.25. For a description of the determination of the number of shares issued see: "Report of the Audit and Compensation Committee on Executive Compensation".

(4) Includes (with respect to amounts applicable to 1998) contri-butions by the Company to the named executives' pension and 401(k) plans ("PLANS"), as well as car allowances ("AUTO"), life insurance premiums ("LIFE"), supplemental executive retirement plan contributions ("SERP") and income tax preparation ("TAX") paid by the Company for the benefit of the named executives: Richard M. Klein $13,996 (PLANS), $2,503 (AUTO), $171 (LIFE), $27,755 (SERP), $729 (TAX);
    Albert L. Eilender $9,861 (PLANS), $4,733 (AUTO), $547
    (LIFE), $6,423 (SERP); John H. Schroeder $9,836 (PLANS), $6,007 (AUTO), $547 (LIFE), $5,337 (SERP); Peter de Bruijn

    $52,892 (PLANS), $7,875 (AUTO); and Stephen R. Adler $8,630
    (PLANS), $2,778 (AUTO), $462 (LIFE), $207 (SERP).


Stock Option Grants in Last Fiscal Year

     No stock options were granted to the Chief Executive Officer and the four most highly compensated other executive officers of the Company during 1998. The Company did not grant any stock appreciation rights ("SARs") during 1998.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-
End Option Values

     During 1998, Albert L. Eilender exercised 5,000 options. None of the Company's other executive officers exercised any of their stock options during 1998. The Company does not have any outstanding SARs.



                                                          Number of Securities           Value of Unexercised
                          Shares                         Underlying Unexercised          In-the-Money Options
                       Acquired on        Value           Options at FY-End(#)           at Fiscal Year-End
         Name          Exercise (#)      Realized      Exercisable Unexercisable      Exercisable Unexercisable

Richard M. Klein              0                0          13,800      16,200           $4,500        $6,750

Albert L. Eilender        5,000           86,875           5,000      15,000               --            --

John H. Schroeder             0                0          12,600      14,400            4,500         6,750

Peter de Bruijn               0                0           9,475      12,525            3,400         5,100

Stephen R. Adler              0                0           7,000       8,050            1,750         2,625



Compensation Committee Interlocks and Insider Participation

     NONE


Pension Plans

     None of the Company's executive officers are eligible participants in defined benefit or actuarial plans sponsored by the Company. However, Peter de Bruijn, a resident of the Netherlands, participates in a national pension plan sponsored by the Dutch government.


Report of the Audit and Compensation Committee on Executive
Compensation.

     The compensation policies adopted by the Audit and Compensation Committee (the "Committee") are designed to attract and retain executives capable of leading the Company to meet its business objectives, and to motivate the Company's executives to enhance long term shareholder value.

     The objectives of the Company's compensation program are to:

     -attract, retain and motivate key executive talent; and

     -provide rewards that are closely linked to Company performance; and

     -align the interests of the Company's key employees with those of its stockholders through potential stock ownership.

     The Committee applies these objectives to executive officers and key employees through the availability of performance based cash and stock incentive opportunities and stock option grants.

     Executive officer compensation programs have short-term and longer term components. Short-term components include base salary and annual bonus under the stockholder approved Executive Bonus Plan. The longer term component consists of stock option awards under the 1992 Stock Option Plan and the stock award feature of the annual bonus plan as described below.

Salaries

     The Committee sets salaries for the Company's executive officers based upon the Committee's assessment of the performance of each officer and the Committee's understanding of executive compensation practices at similar specialty chemical companies. The Committee uses industry comparative compensation information as a general reference, however, rather than as a basis for setting specific salary amounts.

Bonuses

     Bonus awards for executive officers, which constitute a significant portion of an executive's overall compensation, are determined in accordance with the Company's Bonus Plan which provides for awards to executives based on meeting operating profit growth targets.

     Under the Bonus Plan, the bonus payable to certain executive officers for any given year is based on the operating profit for that year versus targets related to growth over the preceding year's operating profit as well as overall growth of 12% per year in operating profit.

     The basic bonus formula in the Bonus Plan provides for payments ranging from 0% to 78% of the executive's base salary, depending on the executive's salary grade level and on the level of operating profit attained in relation to the targets, subject to certain adjustments based on the Company's cash flow performance. In addition, executive officers may be entitled to a supplemental bonus if operating profit exceeds the maximum target level.

     Dr. Klein and Messrs. Eilender, Schroeder, and Adler received 1998 bonuses based on the executive officer basic bonus provisions of the Bonus plan. Each received the same percentage payout relative to their grade level, in accordance with the formula. Mr. de Bruijn received his bonus based on the Executive Basic Bonus provisions of the Bonus Plan.

     Executive officers received 100% of their 1998 Projected Target bonus in Company Common Stock in accordance with the terms of the Bonus Plan. The number of shares of Common Stock was based on each executive officer's 1998 Projected Target (as defined in the Bonus Plan), at a pre-established historical price. This price was $10.75 for Dr. Klein and Messrs. Adler, de Bruijn and Schroeder and $14.25 for Mr. Eilender. The actual amount of each executive officer's stock bonus for 1998 is based on the February 28, 1999 trading price of $12.50 per share, which was 16.3% higher than the $10.75 price noted above, and 12.3% lower than the $14.25 price noted above, and is used to calculate the number of shares payable under the Bonus Plan.

     In 1998 Dr. Klein and Messrs. Adler, de Bruijn, Eilender and Schroeder all received merit increases in base salary on their salary review date.

                        AUDIT AND COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

                              Kirk P. Pond (Chairman)
                              Fred P. Rullo, Jr.
                              Paul C. Schorr, IV


Employment Agreements, Termination of Employment and Change-in-
Control Arrangements

     Dr. Klein (President and Chief Executive Officer) is employed pursuant to an employment agreement dated June 2, 1995 with the Company (the "Agreement"). The Agreement provides for an initial term of employment, which expired on December 31, 1996, and for successive one year renewal periods subject to termination as provided therein. The Agreement calls for compensation, benefits and stock options to be paid to Dr. Klein as determined by the Audit and Compensation Committee of the Company's Board of Directors.

     The Agreement also provides that, in the event of a Change in Control (as defined in the Agreement), Dr. Klein shall be entitled to a severance payment equal to three times his annual base salary as then in effect, plus three times the average incentive compensation awarded to Dr. Klein during the preceding calendar years, plus one-half of Dr. Klein's base salary as then in effect in lieu of further benefits and perquisites being provided by the Company to Dr. Klein. In addition, Dr. Klein has the right to surrender to the Company for cancellation all or any part of his options to purchase Common Stock of the Company in exchange for an amount equal to the difference between the option prices for the shares surrendered and the higher of (a) the fair market value to the shares (determined to be the mean between the highest and lowest price for the shares traded on the American Stock Exchange on the last trading day preceding the day of surrender), or (b) the highest price per share offered to the Company's shareholders in any tender or exchange offer which led to the Change in Control.

     The Agreement subjects Dr. Klein to confidentiality obligations and certain restrictions on competing with and soliciting customers of the Company for a period of one year following termination of the Agreement.

     Mr. Eilender (Executive Vice President, Corporate Development) is employed pursuant to an employment agreement dated April 19, 1996 (the "Agreement"). The Agreement provides that, if Mr. Eilender is terminated Without Cause, he would be eligible for three months of salary continuation pay.

     Mr. Schroeder (Executive Vice President, Environmental Products and Services) is employed pursuant to an employment agreement which was amended and restated in July 1995. The amended agreement provides that, upon the occurrence of certain events (each a "Termination Event"), Mr. Schroeder shall be entitled to be employed by the Company for a period of two years after the Termination Event with remuneration, benefits and responsibilities comparable to those earned prior to the Termination Event, or, at the Company's option, he shall be entitled to receive, for a period of two years after the Termination Event, payments equal to the base salary plus bonus earned by him prior to the Termination Event.

     Mr. Adler (Vice President, Human Resources) is employed pursuant to an employment agreement dated February 13, 1998 (the "Agreement"). The Agreement provides that, in the event there shall be a Change in Control (as defined in the Agreement), and Mr. Adler's employment terminates Without Cause (as defined in the Agreement) within 18 months of a Change of Control, he shall be entitled to a lump sum payment equal to his annual base salary plus target Executive Bonus.

                             STOCK PERFORMANCE GRAPH

     The following graph sets forth the cumulative total stock- holder return on the Company's Common Stock from December 31, 1993 through December 31, 1998, as compared to the returns of the Standard and Poor's Specialty Chemicals Stock Index, Standard and Poor's Small Cap 600 Index and Standard and Poor's 500 Composite Index for the same period. The graph assumes $100 was invested on December 31, 1993 in the Company's Common Stock and in each of the Standard and Poor's indicies and assumes the reinvestment of dividends in each of the Standard & Poor's indices. The Standard and Poor's Small Cap 600 Index has been added because the Company believes that index is more indicative of its position in the capital markets. The Company expects to drop the Standard and Poor's 500 Composite Index from the stock performance graph in future years.



                                 GRAPH OMITTED
                                  (See Below)


                     Comparison of Cumulative Total Returns

                          12/93    12/94    12/95    12/96    12/97    12/98
                          -----    -----    -----    -----    -----    -----

Sybron Chemicals          100.00   64.25     44.56    66.32   138.86    55.96
S&P Small Cap 600         100.00   94.16    121.10   145.48   181.86   177.36
S&P Specialty Chemicals   100.00   85.73    110.90   118.71   144.50   116.05
S&P 500 Composite         100.00   98.46    132.04   158.80   208.04   263.52

                 COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based upon a review of such reports furnished to the Company, the Company believes that all of those filing requirements were satisfied on a timely basis.


                                  PROPOSAL ONE

                            ELECTION OF ONE DIRECTOR

     At the Meeting, the stockholders will elect one Class III Director to hold office until the Annual Meeting of Stockholders to be held in 2002 and until his successor shall be duly elected and qualified. Proxies for holders of Common Stock executed on the enclosed form will be voted, in the absence of other instructions, "FOR" the election of the person named below. Should the nominee become unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares that they represent for the election of such other person as the Board of Directors may recommend. The nominee for director is presently serving as director of the Company.

     The following sets forth certain information about the nominee for election at this meeting and each director continuing in office.

     Nominated for election at this meeting:

     John H. Schroeder, 48, has served in various managerial positions within the Company since 1983 and has been a director of the Company since February 1992. He was promoted to Executive Vice President, Environmental Products and Services in March 1996 with responsibility for all business activities for the Company's Environmental Products and Services segment. From February 1994 to February 1996, he was the Executive Vice President, Ion Exchange Products.

Directors whose present terms continue until 2000:

     Kirk P. Pond, 54, has been a director of the Company since May 1998. Mr. Pond has been Chairman, President and CEO of Fairchild Semiconductor Corporation of Portland, Maine and a member of the office of the President of National since 1994. He also served in various management positions for the combined

National and Fairchild Logic businesses since 1984. Mr. Pond currently serves as Chairman of Fairchild's Board of Directors.

     Fred P. Rullo, Jr., 58, has been a director of the Company since February 1999. Mr. Rullo is currently Vice Chairman of Naxcor Biotech. He also was chairman, President and CEO of Freedom Chemical Company. Prior to that he was President of ABB Combustion Systems and Services, Executive Vice President and Director of Lyondell Petrochemical Company, Senior Vice President of Arco Chemical Company and was a director of Rexene Corporation. Mr. Rullo currently serves as a director of Pecora Corporation and Carolina Best Friend Pet Care, LLC.


Directors whose present term continues until 2001:

     Paul C. Schorr, IV, 32, has been a director of the Company since February 1997. Mr. Schorr has been a Vice President of Citicorp Venture Capital Ltd., which is an affiliate of the Company, since 1996. Prior to joining Citicorp in 1996, Mr. Schorr was a consultant with McKinsey & Company, Inc. Mr. Schorr currently serves as a director of Fairchild Semiconductor and KEMET Corporation.

     Richard M. Klein, 61, has been a director of the Company and its President and Chief Executive Officer since its inception in 1987. From 1969 until July 1987, Dr. Klein served in various managerial positions with the Company's predecessors, becoming its senior executive officer in 1978. He holds a Ph.D. in Chemistry from the University of Illinois. Dr. Klein currently serves as a director of the Nash Engineering Company and Mannington Mills, Inc.


               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                STOCKHOLDERS VOTE "FOR" THE NOMINEE FOR DIRECTOR


                                  PROPOSAL TWO

           PROPOSAL TO APPROVE THE APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to approval by the stockholders, the Board of Directors has selected the firm of PricewaterhouseCoopers LLP, which served as the Company's independent auditors for the last fiscal year, to serve as the Company's independent auditors with respect to the consolidated financial statements of the Company and its subsidiaries for the current fiscal year.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions of stockholders.


               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
             STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ABOVE PROPOSAL


                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders must be received by January 8, 2000 at the Company's principal executive offices, Birmingham Road, Birmingham, New Jersey 08011, directed to the attention of the Secretary in order to be considered for inclusion in next year's annual meeting proxy material. Each proposal must set forth: (i) the name and address of the stockholder who intends to bring the business before the meeting; (ii) the general nature of the business which he or she seeks to bring before the meeting; and (iii) a representation that the stockholder is a holder of record of the stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting.

     A stockholder of the Company may wish to have proposal presented at the 2000 Annual Meeting of Stockholders, but not to have such proposal included in the Company's proxy statement and form of proxy relating to that meeting. If notice of any such proposal (addressed to the Company at the address of the Company set forth on the first page of this proxy statement) is not received by the Company by March 15, 2000, then such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) promulgated under the 1934 Act and, therefore, the individuals named in the proxies solicited on behalf of the Board of Directors of the Company for use at the Company's 2000 Annual Meeting of Stockholders will have the right to exercise discretionary voting authority to such proposal.


                             SOLICITATION OF PROXIES

     The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telecopy by directors, officers or regular employees of the Company or its subsidiaries who will not receive any additional compensation for such services.

                                            ANNUAL REPORT ON FORM l0-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

         The foregoing notice and proxy statement are sent by Order of the Board of Directors.


                                                 /s/ Steven F. Ladin
                                                 -------------------
                                                 STEVEN F. LADIN
                                                    Secretary

April 28, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             SYBRON CHEMICALS INC.

The undersigned, a stockholder of SYBRON CHEMICALS INC., hereby constitutes and appoints RICHARD M. KLEIN AND STEVEN F. LADIN, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held on Friday, May 28, 1999, at 2:00 P.M. local time, at the Country House, 122 South Pemberton Road, Pemberton, New Jersey 08068 and any adjournment or postponement thereof, and thereat to vote all shares of Common Stock which the undersigned would be entitled to cast if personally present, as follows on the reverse side.

      THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF SYBRON CHEMICALS INC.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

(See Reverse                                                (See Reverse
   Side)                                                        Side)

    Please mark
(X) votes as in
    this example

This Proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted "FOR" the election of the nominee for director and "FOR" the proposals set forth below. This Proxy also designates discretionary authority to vote with respect to any other business which may properly come before the Meeting or any adjournment or postponement thereof.

1.  Election of a Director.              2.  To approve the appointment of
                                             PricewaterhouseCoopers LLP as
Nominee:  John H. Schroeder                  the Company's independent auditors.

     For        Withheld                      For      Withheld       Abstain
     ( )           ( )                        ( )         ( )           ( )

                                         3.  To vote on such other business
                                             which may properly come before
                                             the Meeting.

                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  ( )

     PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.


NOTE: Please sign this Proxy exactly as name(s) appear in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such and if signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. When stock is issued in the name of two or more persons, all such persons should sign.

Signature:_______________ Date:______ Signature:_________________ Date:_______